EXHIBIT 11

                            FIRST FINANCIAL BANCORP.
               COMPUTATION OF CONSOLIDATED NET EARNINGS PER SHARE
                         FOR THE YEAR ENDED DECEMBER 31



                                                             1995            1994           1993**
                                                             ----            ----           ----
Weighted Average:
-----------------

Net earnings                                             $31,789,000     $28,173,000    $25,194,000
                                                         ===========     ===========    ===========

Weighted average number of shares
 outstanding                                              12,488,168      12,210,753     12,211,405
                                                         ===========     ===========    ===========

Per share (net earnings divided by the
 weighted average number of shares
 outstanding)                                            $      2.55     $      2.31    $      2.06
                                                         ===========     ===========    ===========

Primary:
--------

Net earnings                                             $31,789,000     $28,173,000    $25,194,000
                                                         ===========     ===========    ===========

Adjusted weighted average number of shares
 outstanding                                              12,511,352      12,233,727     12,228,865
                                                         ===========     ===========    ===========

Per share (net earnings divided by the
 adjusted weighted average number of shares
 outstanding)                                            $      2.54     $      2.30    $      2.06
                                                         ===========     ===========    ===========


Fully Diluted:
--------------

Net earnings                                             $31,789,000     $28,173,000    $25,194,000
                                                         ===========     ===========    ===========

Adjusted weighted average number of shares
 outstanding                                              12,515,316      12,240,573     12,243,270
                                                         ===========     ===========    ===========

Per share (net earnings divided by the
 adjusted weighted average number of shares
 outstanding)                                            $      2.54     $      2.30    $      2.06
                                                         ===========     ===========    ===========


-------------------------------------------------------------------------------
** Per share data has been restated for a five-for-four stock split distributed in the form of a 25% stock dividend on December 1, 1994.